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                                                                    EXHIBIT (11)

                 THE LINCOLN ELECTRIC COMPANY AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED DECEMBER 31
                                                              ---------------------------------
                                                               1994         1993         1992
                                                              -------     --------     --------
Primary and fully diluted:
  Average shares outstanding................................   10,970       10,852       10,796
                                                              =======     ========     ========
  Income (loss) before cumulative effect of accounting
     change.................................................  $48,008     $(40,536)    $(45,800)
  Cumulative effect to January 1, 1993 in method of
     accounting for income taxes............................                 2,468
                                                              -------     --------     --------
  Net income (loss).........................................  $48,008     $(38,068)    $(45,800)
                                                              =======     ========     ========
Per share amounts:
  Income (loss) before cumulative effect of accounting
     change.................................................  $  4.38     $  (3.74)    $  (4.24)
  Cumulative effect to January 1, 1993 in method of
     accounting for income taxes............................                   .23
                                                              -------     --------     --------
  Net income (loss).........................................  $  4.38     $  (3.51)    $  (4.24)
                                                              =======     ========     ========

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